SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 27, 2008

VERTIS, INC.

d/b/a Vertis Communications

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET
BALTIMORE, MARYLAND		21201
(Address of Principal Executive Offices)		(Zip Code)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously announced and as part of the strategy of Vertis, Inc. (the “Company”) to preserve and enhance its near-term liquidity, the Company elected to forego making a $17.1 million interest payment on its 9-3/4% Senior Secured Second Lien Notes (the “Second Lien Notes”), which was due on April 1, 2008.  Under the terms of the indenture governing the Second Lien Notes, the Company had a thirty-day grace period in which to make this interest payment before it would be an event of default.

Pursuant to a forbearance agreement (the “Forbearance Agreement”) dated April 3, 2008, as amended pursuant to the First Amendment to Forbearance Agreement, dated as of May 2, 2008, the lenders (the “Lenders”) under the Credit Agreement (as defined below) agreed to forbear from exercising their right to not make any additional advances or incur any additional letter of credit obligations under the Company’s four-year revolving credit agreement (the “Credit Agreement”) until the earliest to occur of (i) May 27, 2008, (ii) the failure of the Company to satisfy certain borrowing availability conditions under the Credit Agreement and (iii) the occurrence of certain other events described in the Forbearance Agreement (the “Forbearance Period”).  The Lenders also agreed to forbear during the Forbearance Period from exercising certain of their other rights and remedies that may exist as a result of the Company’s failure to make the interest payment on the Second Lien Notes due on April 1, 2008.

In connection therewith, pursuant to a forbearance agreement (the “Receivables Forbearance Agreement”) dated April 2, 2008, General Electric Capital Corporation, as administrative agent (the “Agent”), and the lenders (the “A/R Lenders”) under that certain Receivables Funding and Administration Agreement, dated as of November 25, 2005 (as amended, the “Funding Agreement”) agreed to forbear from exercising their right to not make any additional advances under the Funding Agreement until the earliest to occur of (i) May 27, 2008, (ii) the occurrence of certain other events described in the Receivables Forbearance Agreement, or (iii) the finalization of the Forbearance Period (the “A/R Forbearance Period”).  The A/R Lenders and the Agent also agreed to forbear during the A/R Forbearance Period from exercising certain of their other rights and remedies that may exist as a result of the Company’s failure to make the interest payment on the Second Lien Notes due on April 1, 2008.

As previously announced, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vertis Holdings, Inc. (“Holdings”), the parent of the Company, Victory Merger Sub, LLC, a wholly-owned subsidiary of the Company (“Victory Merger Sub”), and ACG Holdings, Inc. (“ACG”).  Under the terms of the Merger Agreement, Victory Merger Sub will be merged with and into ACG, with ACG surviving the merger (the “Merger”).  Consummation of the Merger is subject to the satisfaction of customary closing conditions and the receipt of necessary approvals.  The Merger is subject to the restructuring and recapitalization of the parties’ outstanding indebtedness pursuant to the consummation of the chapter 11 plan referred to below.

As previously announced, the Company entered into a certain Restructuring and Lock-Up Agreement, dated as of May 22, 2008 (the “Restructuring Agreement”) among, inter alia, the Company, certain of its subsidiaries and certain of the holders of the Company’s 9-3/4% 2003 Senior Secured Second Lien Notes, 13 1/2% Senior Subordinated Notes (the “Senior Subordinated Notes”), 10 7/8% Senior Notes (the “Senior Notes”) (collectively, the “Notes”). Pursuant to the Restructuring Agreement, certain holders of the Notes have agreed to restructure and recapitalize the Notes (the restructuring and the recapitalization, the “Transactions”).  The Transactions will be implemented through a solicitation of votes for a prepackaged plan of reorganization of Holdings, the Company and certain other subsidiaries of Holdings, ACG and American Color Graphics, Inc. (“Graphics”), respectively, pursuant to Regulation D under the Securities Act of 1933, as amended, and Sections 1125, 1126 and 1145 of the Bankruptcy Code.  Holdings, the Company and such other subsidiaries of Holdings, on the one hand, and ACG and Graphics, on the other hand, intend to commence voluntary reorganization cases under chapter 11 of the Bankruptcy Code to effect the Transactions through a pre-packaged chapter 11 plan of reorganization on the terms set forth in the term sheet attached as Exhibit A to the Restructuring Agreement.  The holders of more than two-thirds of the outstanding principal amount of each of the Second Lien Notes, the Senior Notes, the Senior Subordinated Notes and holders of a majority of the outstanding principal amount of the 10% Senior Second Secured Notes due 2010 of Graphics, agreed to vote in favor of the chapter 11 plan, subject to the terms and conditions of the Restructuring Agreement.

In addition to agreeing to support the pre-packaged chapter 11 plan of reorganization, subject to terms and conditions of the Restructuring Agreement, the above mentioned noteholders also agreed to forbear from exercising remedies related to the nonpayment of interest on the Notes.

On May 27, 2008, as a result of its entry into the Restructuring Agreement, the Company elected not to make the interest payment on June 1, 2008 under the February 2003 Senior Subordinated Notes and on June 15, 2008 under the 2002 Senior Notes (together, the “New Missed Payments”), both of which will constitute a default under the Credit Agreement, and could result in an event of servicer termination and a termination event under the Funding Agreement.

Pursuant to the Second Amendment to Forbearance Agreement (the “Second Amendment”), dated as of May 27, 2008, the Lenders agreed to forbear from exercising (i) their right to not make any additional advances or incur any additional letter of credit obligations under the Credit Agreement, and (ii) certain of their rights and remedies against the Company that may exist as a result of the Company’s failure to make the interest payment on June 1, 2008 under the February 2003 Senior Subordinated Notes and on June 15, 2008 under the 2002 Senior Notes, in addition to the interest payment due on April 1, 2008 under the Second Lien Notes. The agreement to forbear as per the Second Amendment will remain in effect until the earliest to occur of (i) July 16, 2008, (ii) the failure of the Company to satisfy certain borrowing availability conditions under the Credit Agreement or (iii) the occurrence of certain other events described in the Second Amendment as “Forbearance Defaults”, which include the occurrence of further defaults or events of default under the terms of the Credit Agreement and any breach or default under the Merger Agreement or the Restructuring Agreement, among others (the “New Forbearance Period”).

In connection therewith, pursuant to the First Amendment to Forbearance Agreement (the “Amendment to the Receivables Forbearance”), dated as of May 27, 2008, the A/R Lenders and the Agent agreed to forbear from exercising (i) their right to not make any additional advances under the Funding Agreement, and (ii) certain of their rights and remedies that may exist as a result of the Company’s failure to make the interest payment on June 1, 2008 under the Senior Subordinated Notes and on June 15, 2008 under the Senior Notes, in addition to the interest payment due on April 1, 2008 under the Second Lien Notes. The agreement to forbear as per the Amendment to the Receivables Forbearance will remain in effect until the earliest to occur of (i) July 16, 2008, (ii) the termination of the New Forbearance Period, and (iii) the occurrence of certain other events described in the Amendment to the Receivables Forbearance as “Forbearance Termination Events”, which include the occurrence of further termination events under the terms of the Funding Agreement and any breach or default under the Merger Agreement or the Restructuring Agreement, among others.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

	By:	BARRY C. KOHN
Name: Barry C. Kohn
Title: Chief Financial Officer

Date: June 2, 2008